Exhibit 99.1

Weikang Bio-Technology Audit Committee Announces Results of Grant Thornton Report on Cash Balances

WKBT completes independent review of FY 2010 and Q1 2011 bank verifications

Press Release Source: Weikang Bio-Technology Group Co., Inc. Tuesday June 7, 2011, 9.00 am EST

HARBIN, China, Jun. 7, 2011 /PRNewswire-Asia/ -- The Audit Committee of the Board of Directors of Weikang Bio-Technology Group Co., Inc. (OTC Markets: WKBT.PK - News) (“WKBT,” "Weikang" or the "Company"), a leading developer, manufacturer and marketer of Traditional Chinese Medicine (TCM), Western prescription and OTC pharmaceuticals and other health and nutritional products in the People's Republic of China, today announced that Grant Thornton (“GT”), one of the world’s leading organizations of independently owned and managed accounting and consulting firms, has verified that the cash amounts listed on the Company’s SEC filings for 2010 and the first quarter of 2011 are consistent with account statements obtained from WKBT’s banks directly by GT.

“Given the recent change in auditors and my new chairmanship of the WKBT Audit Committee, we authorized the Grant Thornton review to take place last week, and are now releasing the results,” said Jeffery Chuang, independent director and Chairman of the Audit Committee of WKBT.  “Weikang continues to advance as a US publicly-traded company and we are committed to high standards in the thoroughness of our financial information,” said Mr. Chuang, a U.S. CPA who is based in Southern California.

About Weikang Bio-Technology Group Co., Inc.
Weikang Bio-Technology Group Co., Inc. is principally engaged in developing, manufacturing and distributing Traditional Chinese Medicine (TCM), and health and nutritional supplements in China, in compliance with requisite Chinese licenses and approvals. The Company is also expanding its business scope to develop, manufacture and distribute Chinese herbal extract products and GMP certified western prescription and OTC pharmaceuticals through its acquisition of Tianfang Pharmaceutical Co., Ltd.  For more information, please visit http://www.weikangbio.com

Safe Harbor Statement
Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Company Contact:
Jeffery Chuang
 jeffery827@yahoo.com
+1 (909) 569-2658